UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                 March 19, 2001
                             ----------------------
                             Commission file number
                                     0-27599
                                     -------
                            HARVARD SCIENTIFIC CORP.
                            ------------------------
             (Exact name of registrant as specified in its charter)


          Nevada                                                 88-0226455
          ------                                                 ----------
(State of other jurisdiction                                  (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                1325 Airmotive Way, Suite 125, Reno, Nevada 89502
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)
       Registrant's Telephone number, including area code: (800) 841-3907

Item 5. Other Events
---------------------

On April 23, 2001 Abraham M. Daniels resigned as the Company's Chairman of the Board and Chief Executive Officer. In a letter to the Board, Mr. Daniels cited the best interests of the Company and its shareholders in view of a past indiscretion as his reason for resigning. He states that the resignation is not as a result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. The Company does not believe that the resignation will affect the control of the Company. Mr. Daniels will continue as a major shareholder of the Company, and the Company intends to call on him to render consulting services to the Company when his areas of expertise would be of relevance to the management and operations of the Company.

Daniel De Liege the company's President and Chief Operating Officer will assume the position as Interim Chief Executive Officer until the Board can install an appropriate replacement.

                                   SIGNATURES
                                   ----------


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           HARVARD SCIENTIFIC CORP.


Date: April 23, 2001               By: /s/ Daniel De Liege
                                           ------------------
                                           Daniel De Liege
                                           President